Exhibit 99.1

Axovant Sciences Announces Preliminary Results from Interim Analysis of Phase 2 Study Testing Investigational Drug Nelotanserin in Lewy Body Dementia Patients

•  Beneficial treatment effect observed on the pre-specified primary endpoint of Unified Parkinson’s Disease Rating Scale (UPDRS) Parts II + III

•  Axovant plans to expand study recruitment to further explore UPDRS findings and expects final results in mid-2017

•  Axovant expects to initiate Phase 3 program in the second half of 2017

BASEL, Switzerland, Feb. 13, 2017 /PRNewswire/ — Axovant Sciences (NYSE: AXON), a leading clinical-stage biopharmaceutical company focused on the treatment of dementia, today announced preliminary results from the planned interim analysis of the first 11 patients to complete its Phase 2 study of nelotanserin in Lewy body dementia patients. Based on these interim results, Axovant plans to expand patient recruitment in this study and will begin preparations for a Phase 3 registration program expected to start in the second half of 2017.

Phase 2 Study Design

The ongoing Phase 2 study includes patients with either dementia with Lewy bodies (DLB) or Parkinson’s disease dementia (PDD) who experience frequent visual hallucinations with a score of 18 or higher on Mini Mental State Examination (MMSE). This is a double-blind, randomized, placebo-controlled, cross-over design study involving random assignment of patients to a treatment sequence of either placebo followed by nelotanserin or nelotanserin followed by placebo. Treatment periods are 4 weeks each with a 4-week washout period between treatment periods. During the active treatment period, patients receive 40 mg nelotanserin during the first 2 weeks and 80 mg nelotanserin during the subsequent 2 weeks.

The primary outcome measures of the study were extrapyramidal signs as assessed by Unified Parkinson’s Disease Rating Scale (UPDRS) Parts II + III and safety. UPDRS Parts II + III was measured at baseline and at the end of each 4-week treatment period. Secondary outcome measures included observational changes in the severity and frequency of visual hallucinations, including multiple subscales from the Scale for the Assessment of Positive Symptoms (SAPS). SAPS subscales were measured at baseline, at week 2, and at week 4 of each treatment period.

Interim Results

Pre-specified primary endpoints:

The mean change from baseline in the UPDRS Parts II + III exhibited statistically significant improvements (p-value < 0.05) for nelotanserin relative to placebo. This result is consistent across least squares and observed mean changes.

Safety analysis included measurement of the incidence of adverse events. There were no reported drug-related serious adverse events, and there were no adverse events that led to discontinuation of the study medication.

Secondary endpoints:

Secondary endpoints evaluated efficacy on multiple subscales from the SAPS including SAPS-PD, SAPS-PD-H, and SAPS-H. In addition, Axovant evaluated an internally developed, proprietary secondary endpoint to measure episodes of hallucinations using a patient diary. In this interim analysis, these secondary endpoints did not demonstrate statistically significant differences for nelotanserin relative to placebo.

Nelotanserin Clinical Development Plan in 2017

Based on these preliminary results, Axovant plans to expand patient recruitment to confirm the treatment benefits observed in the interim results from this ongoing study. Axovant expects the full study to complete in mid-2017 and plans to present detailed results at a scientific meeting in 2017.

In addition, Axovant is exploring nelotanserin as a potential treatment for REM Sleep Behavior Disorder (RBD) in patients with dementia with Lewy bodies. The company expects results from the RBD study in the second half of 2017.

Based on the results of these two studies Axovant plans to commence a Phase 3 registration program in the second half of 2017. As part of its preparations, the company expects to evaluate UPDRS Parts II + III as a potential endpoint for Lewy body dementia patients in Phase 3.

“I am intrigued by the benefits observed on the UPDRS in this study,” stated Dr. James Leverenz, Chair, Scientific Advisory Council of the Lewy Body Dementia Association and Director of the Cleveland Lou Ruvo Center for Brain Health at the Cleveland Clinic. “If a single drug could simultaneously address the motor and neuropsychiatric symptoms of Lewy body dementia, which the published literature suggests may be the case for 5HT2A antagonists, it would represent a unique and important advance for the treatment of this condition. I look forward to reviewing the full dataset later this year.”

“We are pleased with the preliminary results of this small pilot study which supports our belief that nelotanserin could be a promising investigational drug candidate for patients suffering from Lewy body dementia,” stated Dr. Lawrence Friedhoff, Chief Development Officer of Axovant Sciences. “We plan to discuss with FDA and other regulators the parameters of a potential Phase 3 registration program while we await results from the full cohort of patients in this study. We will carefully examine whether the UPDRS treatment benefit observed in this interim analysis will be maintained in the final analysis when the remaining patients complete this study.”

About Nelotanserin

Nelotanserin is an investigational drug candidate that has the potential to be a best-in-class, once-daily, orally-administered, potent and highly selective inverse agonist of the 5HT2A receptor. The 5HT2A receptor biology is associated with motor symptoms and neuropsychiatric disturbances including visual hallucinations — a common occurrence in patients with Lewy body dementia. Axovant is developing nelotanserin to address multiple aspects of Lewy body dementia.

About Axovant Sciences

Axovant Sciences is a global clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapeutics for the treatment of dementia, including Alzheimer’s disease and Lewy body dementia. Our vision is to become the leading company focused on the treatment of dementia by addressing all forms and aspects of this condition.

Forward Looking Statement

This press release contains forward-looking statements, including statements regarding Axovant’s clinical development and regulatory strategy for nelotanserin. Forward-looking statements can be identified by the words “believe,” “anticipate,” “continue,” “estimate,” “project,” “expect,” “plan,” “potential,” “intend,” “will,” “would,” “could,” “should” or the negative or plural of these words or other similar expressions that are predictions or indicate future events, trends or prospects.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with the success, cost and timing of our product development activities and clinical trials; the approval and commercialization of nelotanserin; and increased regulatory requirements. These statements are subject to the risk that clinical trial data are subject to differing interpretations, and regulatory agencies, medical and scientific experts and others may not share Axovant’s views of the clinical study data. In addition, promising interim results or other preliminary analyses do not in any way ensure that later or final results in a clinical trial or in related or similar clinical trials will replicate those interim results. The product discussed is investigational and not approved and there can be no assurance that the clinical program for nelotanserin will be successful in demonstrating safety and/or efficacy, that we will not encounter problems or delays in clinical development, or that any of our product candidates will ever receive regulatory approval or be successfully commercialized.

For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Axovant’s business in general, see the “Risk Factors” section of our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2016, and other filings that Axovant makes with the SEC from time to time. These forward-looking statements are based on information available to Axovant as of the date of this press release and speak only as of the date of this release. Axovant disclaims any obligation to update these forward-looking statements, except as may be required by law.

Source: Axovant Sciences

Contact:

Jonathan Neely

Head, Investor Relations and Corporate Communications

Axovant Sciences, Inc.

(212) 634-9744

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